                                                                   EXHIBIT 2.8

                                FORM OF TAX NOTE
                                ----------------

                        FOR FEDERAL PRIORITY TAX CLAIMS
                        -------------------------------


  THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY BE OFFERED OR SOLD
  ONLY IF REGISTERED UNDER SAID ACT AND SUCH LAWS OR IF AN EXEMPTION FROM SUCH
                           REGISTRATION IS AVAILABLE.

                         _____________________________


$________                                                          ________,199_


          FOR VALUE RECEIVED, the undersigned, Bradlees Stores, Inc., a Massachusetts corporation (the "Company"), hereby covenants and promises to pay __________ (the "Holder"), the principal sum of ________ Dollars ($________) on
__________, ____ (the "Maturity Date") in equal quarterly installments, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount accruing after the earlier of (a) Effective Date and (b) February 1, 1999, at a rate of nine percent (9%) per annum, also payable annually on the same date as principal is paid hereon.

          The first payment shall be due on the latest of: (i) 90 days after the Effective Date, (ii) 90 days after the date on which an order allowing the Federal Priority Tax Claim of the Holder becomes a Final Order, and (iii) such other date that is agreed upon by the Holder and the Company. Upon payment in full, this Note shall be cancelled and returned to the Company.

          This Note is one of the Tax Notes referred to in the Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates under Chapter 11 of the Bankruptcy Code confirmed by the United States Bankruptcy Court, Southern District of New York on __________, 199_ (the "Plan"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

          The Company shall have the right to prepay this Note, in whole or in part, at any time or from time to time after the Effective Date, without premium or penalty.

          Payments of principal and interest shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the account of __________ at __________, or in such other manner or such other place in the United States of America as the Holder shall designate to the Company in writing.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed, if to the Company, to Bradlees Stores, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184-9051, Attn: General Counsel, and if to the Holder, to ___________________________. The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

          If a payment date is a legal holiday for banks at a place of payment, payment may be made at that place on the next succeeding day that is not a legal holiday for banks, and no interest shall accrue for the intervening period.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder or his attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company shall treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Except to the extent the Plan otherwise provides, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligation or their creation.

          This Note has been executed in the State of New York and is governed by and is to be interpreted in accordance with the laws of the State of New York, without regard to the law thereof with respect to conflict of laws.

          IN WITNESS HEREOF, the Company has executed and delivered this Note as of the date first written above.


                              BRADLEES STORES, INC.



                              By:
                              Name:
                              Title:

                                   EXHIBIT G

CONVERSION OF NEW NOTES


SECTION 1.01   CONVERSION PRIVILEGE.
               --------------------

               Subject to and upon compliance with the provisions of this Exhibit G, at the option of the holder thereof, any New Note may at any time after the first anniversary of their issuance be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of New Common Stock issuable upon conversion of the New Notes, at the Conversion Price in effect at the Date of Conversion, until and including, but not after the close of business on the second Business Day prior to Stated Maturity, or unless such New Note or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the redemption price in accordance with the terms of the Plan (including this Exhibit) and the New Notes, in which case, with respect to such New Note or portion thereof as has been so called for redemption or delivered for repurchase, such New Note or portion thereof may be so converted until and including, but not after, the close of business on the Second Business Day prior to the Redemption Date or Repurchase Date, as applicable, for such New Note, unless the Reorganized BSI subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.


SECTION 1.02   EXERCISE OF CONVERSION PRIVILEGE.
               --------------------------------

               In order to exercise the conversion privilege, the Holder of any New Note to be converted shall surrender such New Note to the Reorganized BI at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the New Note, that the Holder elects to convert such New Note or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such New Note is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment to the Reorganized BSI of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the New Note being surrendered for conversion, notwithstanding such conversion. The Holder of any New Note at the close of business on a Record Date will be entitled to receive the interest payable on such New Note on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Record Date. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any Record Date to the close of business on the Business Day following the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that Record Date (notwithstanding the conversion of such Note before the corresponding Interest Payment Date) and a Holder who elects to convert need not include funds equal to the interest paid. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of New Common Stock shall be issued. New Notes surrendered for conversion shall (if reasonably required by the Reorganized BI or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Reorganized BI duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such New Note as aforesaid, the Reorganized BI shall, subject to the provisions of
Section 1.08 of this Exhibit I, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of New Common Stock issuable on such conversion of New Notes in accordance with the provisions of this Exhibit I and Cash, as provided in Section 1.03 of this Exhibit I, in respect of any fraction of a share of New Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such New Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of New Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided,
                                                                   --------
however, that any such surrender on any date when the stock transfer books of
-------
the Reorganized BI shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such New Note shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a New Note, the Reorganized Corporations shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Reorganized BI, a New Note or New Notes in the aggregate principal amount of the unconverted portion of the New Note surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any New Note (or portion thereof) converted or for dividends or distributions on any New Common Stock issued upon conversion of any New Note.


SECTION 1.03   FRACTIONAL INTERESTS.
               --------------------

               No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of New Notes. If more than one New Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the New Notes so surrendered. If any fraction of a share of New Common Stock would, except for the foregoing provisions of this Section 1.03, be issuable on the conversion of any New Note or New Notes, the Reorganized BSI shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the New Common Stock as reported on the NASDAQ (or if not listed for trading thereon, then on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the NASDAQ (or if not listed for trading thereon, on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the New Common Stock is not quoted by any such organization, the closing price on the prior Trading Day shall be used.


SECTION 1.04   CONVERSION PRICE.
               ----------------

               The Conversion Price per share of New Common Stock issuable upon conversion of the New Notes shall initially be the price equal to the arithmetic unweighted average closing price of such stock during the twenty (20) business days prior to the one year anniversary of the issuance of the New Notes.


SECTION 1.05   ADJUSTMENT OF CONVERSION PRICE.
               ------------------------------

               The Conversion Price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

               (a) In case the Reorganized BI shall (1) make or pay a dividend (or other distribution) in shares of New Common Stock on any class of Capital Stock of the Reorganized BI, (2) subdivide its outstanding shares of New Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of New Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any New Note thereafter surrendered for conversion shall be entitled to receive the number of shares of New Common Stock that he would have owned immediately following such action had such New Note been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (b) In case the Reorganized BI shall issue rights, options or warrants to all holders of New Common Stock entitling them to subscribe for or purchase shares of New Common Stock at a price per share less than the then current market price per share of the New Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

               (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

               (ii) the numerator shall be (A) the number of shares of New Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

               (iii) the denominator shall be (A) the number of shares of New Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of New Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if
                                                      --------  -------
any such rights, options or warrants issued by the Reorganized BI as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur.

               (c) In case the Reorganized BI or any subsidiary of the Reorganized BI shall distribute to all holders of New Common Stock, any of its assets, evidences of indebtedness, cash or other assets or shares of Capital Stock other than New Common Stock (including securities, but other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the New Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Reorganized
BI) of the portion of the assets so distributed applicable to one share of New Common Stock, and of which the denominator shall be such current market price per share of the New Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of New Common Stock equals or exceeds such current market price per share of New Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

               (d) In case the Reorganized BI or any subsidiary of the Reorganized BI shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above, or cash distributed upon a merger or consolidation) to all holders of New Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and
(ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Reorganized BI or any of its subsidiaries for New Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the

Reorganized BI's market capitalization (defined as being the product of the then current market price of the New Common Stock (determined as provided in subsection (f) below) times the number of shares of New Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the New Common Stock on such record date less the amount of the cash so distributed applicable to one share of New Common Stock, and of which the denominator shall be such current market price per share of the New Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of New Common Stock equals or exceeds such current market price per share of New Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d), and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

               (e) In case there shall be completed a tender or exchange offer made by the Reorganized BI or any subsidiary of the Reorganized BI for all or any portion of the New Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 1.05 to all holders of New Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the New Common Stock on the Expiration Time times the number of shares of New Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the New Common Stock on the Expiration Time times the number of shares of New Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Reorganized

BI and described in a Board Resolution.

               (f) For the purpose of any computation under subsections (b),
(c), (d) and (e) above, the current market price per share of New Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of New Common Stock for the five consecutive Trading Days selected by the Reorganized BI commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the " `ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the New Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section
1.03 of this Exhibit I, the fair value of the New Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Reorganized BI, shall be used. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the New Common Stock trades regular way on the NASDAQ (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

               (g) In addition to the foregoing adjustments in subsections (a),
(b), (c), (d) and (e) above, the Reorganized BI will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of New Common Stock.

               (h) In the event the Reorganized BI elects to make such a reduction in the Conversion Price, the Reorganized BI will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the New Notes; provided that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

               (i) In any case in which this Section 1.05 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Reorganized BI may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Reorganized BI shall, with respect to any New Note converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 1.03 of this
Exhibit I or issuing to the Holder of such New Note the number of shares of New Common Stock and other Capital Stock of the Reorganized BI (or other assets or securities) issuable upon such conversion in excess of the number of shares of New Common Stock and other Capital Stock of the Reorganized BI issuable thereupon only on the basis of the Conversion Price prior to adjustment, and
(ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section
1.03 of this Exhibit I and issue to such Holder the additional shares of New Common Stock and other Capital Stock of the Reorganized BI issuable on such conversion.

               (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Conversion Price; provided, that any adjustments which by
                                        --------
reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Exhibit I shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Whenever the Conversion Price is adjusted as herein provided, the Reorganized BI shall promptly (i) File with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of New Notes at his address as the same appears on the registry books of the Reorganized BI.

               (k) In the event that the Reorganized BI distributes rights (including rights to distributions referred to by paragraphs (c) and (d) of this Section 1.05 to the extent this paragraph (k) applies thereto) or warrants (other than those referred to in subsection (b) above) pro rata to holders of New Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Reorganized BI, the Reorganized BI shall make proper provision so that the Holder of any New Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of New Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of New Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of New Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.


SECTION 1.06   CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF RECLASSIFICATION,
               -----------------------------------------------------------------
CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS.
-----------------------------------------------

               If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of New Common Stock issuable upon conversion of the New Notes (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Reorganized BI with or into any other Person, or the merger of any other Person with or into the Reorganized BI (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of New Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Reorganized BI (computed on a consolidated basis), then the Reorganized BI, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each New Note then outstanding shall have the right to convert such New Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of New Common Stock issuable upon conversion of such New Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of New Common Stock of the Reorganized BI failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if
                                                             --------
the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of New Common Stock of the Reorganized BI held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section
1.06 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit
I. If, in the case of any such consolidation, merger, sale or conveyance, securities and property (including cash) receivable thereupon by a holder of shares of New Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the New Notes as the Board of Directors of the Reorganized BI shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1.06 shall similarly apply to successive consolidations, mergers, sales or conveyances.

               Notice of the execution of each such supplemental indenture shall be mailed to each Holder of New Notes at his address as the same appears on the registry books of the Reorganized BI.


SECTION 1.07   NOTICE OF CERTAIN EVENTS.

               In case:

               (a) the Reorganized BI shall declare a dividend (or any other distribution) payable to the holders of New Common Stock (other than cash dividends);

               (b) the Reorganized BI shall authorize the granting to the holders of New Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

               (c) the Reorganized BI shall authorize any reclassification or change of the

New Common Stock (including a subdivision or combination of its outstanding shares of New Common Stock), or any consolidation or merger to which the Reorganized BI is a party and for which approval of any stockholders of the Reorganized BI is required, or the sale or conveyance of all or substantially all the property or business of the Reorganized BI;

               (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Reorganized BI; or

               (e) the Reorganized BI or any of its subsidiaries shall complete an Offer; then, the Reorganized BI shall cause to be Filed at the office or agency maintained for the purpose of conversion of the New Notes as provided in the Section 1.12 of this Exhibit I, and shall cause to be mailed to each Holder of New Notes, at his address as it shall appear on the registry books of the Reorganized BI, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of New Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of New Common Stock of record shall be entitled to exchange their shares of New Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION 1.08   TAXES ON CONVERSION.
               -------------------

               The Reorganized BI will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of New Common Stock on conversion of New Notes pursuant thereto; provided, however, that the Reorganized BI shall not be required to pay
         --------  -------
any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of New Common Stock in a name other than that of the Holder of the New Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Reorganized BI the amount of any such tax or has established, to the satisfaction of the Reorganized BI, that such tax has been paid. The Reorganized BI extends no protection with respect to any other taxes imposed in connection with conversion of New Notes.


SECTION 1.09   REORGANIZED BI TO PROVIDE STOCK.
               -------------------------------

               The Reorganized BI shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the New Notes from time to time as such New Notes are presented for conversion, provided, that nothing contained herein shall be construed to
                --------
preclude the Reorganized BI from satisfying its obligations in respect of the conversion of New Notes by delivery of repurchased shares of New

Common Stock which are held in the treasury of the Reorganized BI.

               If any shares of New Common Stock to be reserved for the purpose of conversion of New Notes hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Reorganized BI covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 1.09 shall be deemed to limit in
--------  -------
any way the obligations of the Reorganized BI provided in this Exhibit I.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the New Common Stock, the Reorganized BI will take all corporate action which may be necessary in order that the Reorganized BI may validly and legally issue fully paid and non-assessable shares of New Common Stock at such adjusted Conversion Price.

               The Reorganized BI covenants that all shares of New Common Stock which may be issued upon conversion of New Notes will upon issue be fully paid and non-assessable by the Reorganized BI and free of preemptive rights.


SECTION 1.10   DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.
               ------------------------------------------------

               Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of New Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 1.05 of this Exhibit I, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of New Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any New Note; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Reorganized BI to issue, register the transfer of or deliver any shares of New Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any New Note for the purpose of conversion or to comply with any of the covenants of the Reorganized BI contained in this Exhibit I.


SECTION 1.11   RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED NEW NOTES.
               ---------------------------------------------------------------

               Any funds which at any time shall have been deposited by the Reorganized BSI or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the New Notes and which shall not be required for such purposes because of the conversion of such New Notes, as provided in this Exhibit I, shall after such conversion be repaid to the Reorganized BSI by the Trustee or such other Paying Agent.

SECTION 1.12   REGISTRAR AND PAYING AGENT.
               --------------------------

               Reorganized BSI shall maintain an office or agency in the Borough of Manhattan, The City of New York, where New Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where New Notes may be presented for payment ("Paying Agent") and where notices and demands to or upon Reorganized BSI in respect of the New Notes may be served. Except as otherwise prohibited in the New Notes, Reorganized BSI may act as Registrar or Paying Agent. The Registrar shall keep a register of the New Notes and of their transfer and exchange. Reorganized BSI may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Reorganized BSI hereby initially appoints ______________ as Registrar and Paying Agent, and ________ has agreed to so act.

               Reorganized BSI shall enter into an appropriate written agency agreement with any Agent, which agreement shall implement the provisions of the Plan, the New Notes and this Exhibit I that relate to such Agent. Reorganized BSI shall promptly notify the Trustee in writing of the name and address of any such Agent. If Reorganized BSI fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 1.13   DEFINITIONS USED IN EXHIBIT I.
               -----------------------------

As used in Exhibit I, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined below shall have the meanings ascribed to such terms in the Plan. Article I of the Plan shall apply to this
Exhibit I.

               "Agent" means any Registrar, Paying Agent or co-Registrar.
                -----

               "Capital Stock" means, with respect to any corporation, any and
                -------------
all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

               "Conversion Price" shall have the meaning specified in Section
                ----------------
1.05 of this Exhibit I.

               "Conversion Shares" shall have the meaning specified in Section
                -----------------
1.05 of this Exhibit I.

               "Date of Conversion" shall have the meaning specified in Section
                ------------------
1.02 of this Exhibit I.

               "Distribution Date" shall have the meaning specified in Section
                -----------------
1.05 of this Exhibit I.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, and the rules and regulations promulgated by the United States Securities and Exchange Commission thereunder.

               "Expiration Time" shall have the meaning specified in Section
                ---------------
1.05 of this

Exhibit I.

               "Holder" means the person in whose name a New Note is registered
                ------
on the Registrar's books.

               "Interest Payment Date" means the stated due date of an
                ---------------------
installment of interest on the New Notes.

               "Last Sale Price" shall have the meaning specified in Section
                ---------------
1.03 of this Exhibit I.

               "non-electing share" shall have the meaning specified in Section
                ------------------
1.06 of this Exhibit I.

               "Offer" shall have the meaning specified in Section 1.05 of this
                -----
Exhibit I.

               "Officers' Certificate" means, with respect to the Reorganized
                ---------------------
BI, a certificate signed by two officers of the Reorganized BI and otherwise in form and substance acceptable to the Trustee.

               "Paying Agent" shall have the meaning specified in Section 1.12
                ------------
of this Exhibit I.

               "Purchased Shares" shall have the meaning specified in Section
                ----------------
1.05 of this Exhibit I.

               "Record Date" means a Record Date specified in the New Notes
                -----------
whether or not such Record Date is a Business Day.

               "Registrar" shall have the meaning specified in Section 1.12 of
                ---------
this Exhibit I.

               "Redemption Date," when used with respect to any New Note to be
                ----------------
redeemed, means the date fixed for such redemption pursuant to the terms of the New Note.

               "Redemption Price," when used with respect to any New Note to be
                ----------------
redeemed, means the redemption price for such redemption pursuant to the terms of the New Note, which shall include, without duplication, in each case, accrued and unpaid interest, if any, to and including the Redemption Date, excluding the date of issuance.

               "Repurchase Date" shall have the meaning ascribed to such term in
                ---------------
the New Note.

               "Repurchase Price" shall have the meaning specified the New
                ----------------
Notes.

               "Stated Maturity," when used with respect to any New Note, means
                ----------------
August 1, 2003.

               "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and
                -----------
Friday, other than any day on which securities are not traded on the NASDAQ.

               "Trustee" means the ___________, the trustee for the New Notes.
                -------